UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2013

MEDISWIPE INC.

(Exact name of registrant as specified in its charter)

Delaware	(000-1321002 )	20-8484256
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2000 Town Center, Suite 1900. Southfiled, MI 48075

(Address of principal executive offices, including zip code)

(248) 262-6850

(Registrant's telephone number, including area code)

477 South Rosemary Avenue Suite 203 West Palm Beach, Fl. 33401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 8, 2013, Amish Parikh, age 38, joined MediSwipe, Inc. (the “Company”) as Chief Operations Officer and also appointed Mr. Parikh to serve as a member of the Company's Board of Directors. The Company believes Mr. Parikh will greatly assist MediSwipe as it moves forward with its strategic goals in 2013. From May 2011 Mr. Parikh has been in a senior management position with Matrix Proven POS, a merchant processing company that and point of sale solution company for hotels, restaurants and other retail establishments.

From September 2009 Mr. Parikh has been Director of Development of Michigan Compassion, a federally approved nonprofit 501(c)3, specializing in Medical Cannabis Education. From September 2007 through February 2011 Mr. Parikh served as Senior Operations Engineer with Google and introduced ScanRobot to the Digitization Project to replace Human requirements for Book scanning.

Mr. Parikh’s annual salary will be $78,000. Additionally, after the first ninety (90) days of employment, Mr. Parikh will receive 250,000 shares of the Company’s restricted common stock.

In accordance with a written consent of resolutions of the Board of Directors dated March 8, 2013, Mr. Parikh was duly appointed as a member of the Board of Directors. Therefore, as of the date of this Current Report, the Board of Directors consists of the following members: B. Michael Friedman, Erick Rodriguez and Amish Parikh.

 Mr. Parikh has almost ten years of experience in technology and healthcare has supervised staffs of up to 25 during his prior employment experiences. He is highly knowledgeable in the Payment Card Industry (“PCI”), specifically PCI compliance for the merchant processing industry, and is a Certified Security Implementer of PCI compliance system. In healthcare, Mr. Parikh has developed marketing strategies and conducted research studies to provide education to patients and healthcare providers. He has proven his expertise in operations with a consistent record of delivering results in growth, operational performance and profitability. His participation in corporate strategy and development of innovative products is well suited for the Company.

A copy of the Company’s press release announcing Mr. Parikh’s employment as the Chief Operations Officer of the Company as well as his appointment to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1*	Press Release of Mediswipe, Inc. issued on March 8, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDISWIPE INC.

By:	/s/ B. Michael Friedman
Name:	B. Michael Friedman
Title:	Chief Executive Officer

Dated:	3/18/2013